UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 21, 2012

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26906	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. (the “Company,” “we” or “us”) held on March 21, 2012, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 14,641,456 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Arthur Stern, Gary Stern, Herman Badillo, Edward Celano, Harvey Leibowitz, Louis A. Piccolo, and David Slackman to serve on our board of directors for a one-year term. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Arthur Stern	9,036,751	804,794	2,986,304
Gary Stern	9,259,011	582,534	2,986,304
Herman Badillo	9,177,740	663,805	2,986,304
Edward Celano	9,002,303	839,242	2,986,304
Harvey Leibowitz	9,002,278	839,267	2,986,304
Louis A. Piccolo	8,894,493	947,052	2,986,304
David Slackman	9,177,753	663,792	2,986,304

2. The stockholders also approved a proposal to ratify the selection of Grant Thornton LLP as our independent auditor for the 2012 fiscal year. The voting results for this proposal were 12,678,679 shares for, 129,188 shares against, and 19,982 shares abstained.

3. The stockholders approved a proposal to adopt the Asta Funding, Inc. 2012 Stock Option and Performance Award Plan (the “2012 Plan”). The voting results for this proposal were 7,951,505 shares for, 1,872,247 shares against, 17,793 shares abstained, and 2,986,304 shares were broker non-votes. Effective upon receiving stockholder approval of the 2012 Plan, our Equity Compensation Plan and 2002 Stock Option Plan have been amended to provide that no additional awards will be issued under either plan.

4. The stockholders, in an advisory and non-binding capacity, approved the compensation paid to our named executive officers. The voting results for this proposal were 9,600,252 shares for, 227,663 shares against, 13,630 shares abstained, and 2,986,304 shares were broker non-votes.

5. The stockholders elected to hold the advisory vote on the compensation paid to our named executive officers every three years. The voting results for this proposal were 3,518,285 shares for every one year, 7,263 shares for every two years, 6,163,198 shares for every three years, 152,799 shares abstained, and 2,986,304 shares were broker non-votes.

In accordance with the stockholders’ recommendation, we have determined that an advisory vote on the overall compensation of our named executive officers will be conducted every three years, until the next stockholder advisory vote on the frequency of the advisory vote on the overall compensation of our named executive officers. As such, we expect to hold the next advisory vote on the overall compensation of our named executive officers in 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 27, 2012	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer